Exhibit 23.3

Consent Letter

Date: June 25, 2021

WiMi Hologram Cloud Inc.

No. 6, Xiaozhuang, #101A, Chaoyang District, Beijing

The People’s Republic of China, 100020

People’s Republic of China

Dear Sir/Madam:

We consent to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in connection with the registration statement of WiMi Hologram Cloud Inc. (the “Company”) on Form F-3, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission on June 25, 2021 under the U.S. Securities Act of 1933 (as amended). We also consent to the filing with the SEC of this consent letter as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

Jingtian & Gongcheng

/s/ Jingtian & Gongcheng